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                                                                     Exhibit 5.1



                   BUCHANAN INGERSOLL PROFESSIONAL CORPORATION
                          ONE OXFORD CENTRE, 20TH FLOOR
                                301 GRANT STREET
                              PITTSBURGH, PA 15219




                                 August 14, 2000


Black Box Corporation
1000 Park Drive
Lawrence, PA  15055

Ladies and Gentlemen:

     In connection with the Registration Statement on Form S-4 (the "Registration Statement"), to be filed by Black Box Corporation, a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration for resale of up to 1,444,301 shares of the Company's Common Stock, par value of $.001 per share (the "Shares"), we, as counsel for the Company, have examined such corporate records, other documents, and questions of law as we have considered necessary or appropriate for the purposes of this opinion.

     Upon the basis of such examination, we advise you that in our opinion the Shares issued by the Company have been duly authorized for registration, and upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and as authorized from time to time by the Board of Directors of the Company, the Shares will be and validly issued, fully paid and non-assessable.

     It is our understanding that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto, including any and all post-effective amendments and any registration statement relating to the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to the reference to this firm under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

                                                Very truly yours,

                                                BUCHANAN INGERSOLL PROFESSIONAL
                                                CORPORATION


                                                By:     /s/  Ronald Basso
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